EXHIBIT 31.4
CERTIFICATION
I, Phillip W. Roe, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Vanguard Health Systems, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Phillip W. Roe
Phillip W. Roe
Executive Vice President, Chief Financial Officer, and Treasurer

October 1, 2013